                   AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT

         This Amendment No. 4 to Asset Purchase Agreement, dated as of
August 27, 1999 (this "Amendment"), is made and entered into by and among Livent Inc., an Ontario corporation ("Livent"); Livent International Inc., a Barbados corporation ("Livent International"); Livent (U.S.) Inc., a Delaware corporation ("Livent U.S."); Livent Realty (New York) Inc., a Delaware corporation ("Livent N.Y."); Livent Realty (Chicago) Inc., a Delaware corporation ("Livent Chicago," and together with Livent, Livent International, Livent U.S. and Livent N.Y., collectively, the "Sellers"); and SFX Entertainment, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used but not otherwise defined herein shall have the meanings accorded such terms in the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Sellers and the Buyer are parties to that certain Asset Purchase Agreement, dated as of May 28, 1999, as amended as of June 14, 1999, as further amended as of July 8, 1999 and as further amended as of August 17, 1999 (as so amended, the "Purchase Agreement");

         WHEREAS, the parties to the Purchase Agreement now wish to further amend the Purchase Agreement, as provided herein;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

         1. The definition of "Engineering Consultant" is hereby deleted in its entirety and replaced with the following:

    "Engineering Consultant" shall mean Yolles Partnership Inc., Terra Probe or such other engineering consultant as shall be reasonably acceptable to the Sellers and the Buyer.

         2. The definition of "Escrow D Agreement" is hereby deleted in its entirety and replaced with the following:

    "Escrow D Agreement" shall mean the Escrow Agreement described in Section 2.7(f) to be dated as of the Closing Date, by and among the Sellers, the Buyer, TTLtd., DRVS, Ernst & Young, Inc. acting as court appointed interim receiver of certain assets of Livent, and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers and Buyer.

         3. The definition of "Structural Support Escrow Amount" is hereby deleted in its entirety and replaced with the following:

         "Structural Support Escrow Amount" -- See Section 9.8(b).

         4. The definition of " Structural Support Work " is hereby deleted in its entirety and replaced with the following:

         "Structural Support Work" shall mean the work reasonably ascertained by the Engineering Consultant that is necessary to provide structural support for the Pantages Theatre so that the structural integrity of the Pantages Theatre will not be adversely affected by soil shifting caused by the existing excavation with respect to the DRVS Land.

         5. The definition of "Support Work Documents" is hereby deleted in its entirety.

         6. The following definition is hereby added to Section 1.1 of the Purchase Agreement:

         "Chicago Theater Company" shall mean the Chicago Theater Company, a Delaware corporation doing business in Illinois as The Oriental Theater, and an indirect subsidiary of Buyer.

         7. The following definition is hereby added to Section 1.1 of the Purchase Agreement:

         "TTLtd." shall mean the Toronto Theater Ltd., an Ontario corporation, and an indirect subsidiary of Buyer.

         8. Section 2.7(f) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

              "(f) At the Closing, the Buyer shall cause funds in the amount of the Structural Support Escrow Amount as set forth in Section 9.8 to be paid out of the Estimated Purchase Price to the Escrow Agent pursuant to the Escrow D Agreement. Said funds, together with any interest thereon, shall be referred to as the "Escrow D Funds." The Escrow D Funds shall be available as provided in the Escrow D Agreement. To the extent (i) TTLtd. is entitled to perform the Structural Support Work pursuant to Section 7.06 of the Dundee Agreement, (ii) TTLtd. exercises its self-help rights pursuant to said Section 7.06 and actually performs the Structural Support Work pursuant to said Section 7.06 and (iii) the Escrow D Funds are not sufficient to cover the cost incurred by TTLtd. to complete such Structural Support Work, the Buyer may offset any additional amounts required to complete such Structural Support Work against the Put Amount, with the amount of such additional amounts offsetting the Put Amount to be valued by increasing such additional amounts from the date of their incurrence to the fifth anniversary of the Closing Date using an annual rate of 15%. The

              Buyer shall notify the Sellers as to any such offset against the Put Amount ten (10) Business Days prior to any such offset. Such notification shall be accompanied by a certification of a senior financial officer of the Buyer as to the calculation of such offset, including related supporting detail and reasonable third party documentation evidencing TTLtd.'s incurrence of the costs in question (or, in the case of the final offset, reasonable third party documentation evidencing costs incurred or that will be incurred by TTLtd. to complete the Structural Support Work pursuant to Section 7.06 of the Dundee Agreement). No such offset shall be made after the last day of the month in which the twelve
              (12) month anniversary of the Closing Date occurs. Upon termination of the Escrow D Agreement, all Escrow D Funds which have not been drawn or subject to a claim or demand by TTLtd. or DRVS (as the case may be) in accordance with the Escrow D Agreement shall be paid by the Escrow Agent to an account designated by Livent U.S. on behalf of the Sellers in writing, by wire transfer in immediately available funds in accordance with the Escrow D Agreement."

         9. Section 9.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

    SECTION 9.8 STRUCTURAL SUPPORT FOR PANTAGES THEATRE.

              "(a) Sellers and Buyer (i) acknowledge that the DRVS Land, which is adjacent to the Land upon which the Pantages Theatre is located, contains a crater as a result of excavation with respect to the DRVS Land and (ii) have been informed that (A) due to the fact that such crater has remained unfilled for a period of time, there has been a shifting of soil between the crater and the Pantages Theatre ("Soil Shifting") and (B) if the crater were to remain unfilled, and additional structural support were not provided to the Pantages Theatre, the structural integrity of the Pantages Theatre might be at risk as a result of continuing Soil Shifting.

              (b) Sellers and Buyer agree that funds in an amount equal to US$382,370.70 (CAN$570,000 divided by 1.4907 (the New York foreign exchange mid-range rate as quoted at 4:00 p.m. Eastern time by Telerate and other sources as published in the August 25, 1999 edition of The Wall Street Journal)) (the "Structural Support Escrow Amount") shall be paid over to the Escrow Agent to be held pursuant to the Escrow D Agreement, and shall be held and disbursed pursuant to the provisions of the Escrow D Agreement for claims made in accordance with and subject to the terms, provisions and conditions of the Escrow D Agreement (i) by TTLtd. and/or DRVS, as the case may be, with respect to the Structural Support Work performed using the Schedule C Method (as defined in the Dundee Agreement) or (ii) by DRVS with respect to Structural Support Work using the Parkade Method (as defined in the Dundee Agreement).

              (c) The provisions of this Section 9.8 (together with the provisions of Section 2.7(f) hereof) and the Dundee Agreement set forth the Buyer's and TTLtd.'s sole and exclusive rights and remedies in respect of Soil Shifting."

         10. Schedules 1.4, 4.13, 4.14(a)(i) and 4.14(a)(ii) to the Purchase Agreement are hereby deleted in their entirety and replaced with Schedules 1.4, 4.13, 4.14(a)(i) and 4.14(a)(ii), respectively, attached hereto.

         11. The clause "the amount of $90,800,000 in cash (the "Initial Cash Amount")," set forth in Section 2.2(a)(i) of the Purchase Agreement, as amended and restated by Amendment No. 2 to the Purchase Agreement, dated as of July 8, 1999, is hereby further amended and restated to state "the amount of $90,760,000 in cash (the "Initial Cash Amount")".

         12. The following sentence shall be added to Section 2.7(d), following the last sentence thereof:

         "In the event that the Buyer's claim for adjustments in respect of the Advance Ticket Sales as set forth on the Post-Closing Advance Ticket Sales Statement is in excess of the Escrow B Funds, the Seller shall pay promptly upon demand in full without offset in immediately available funds at the direction of the Buyer an amount equal to the undisputed excess amount plus an additional fifteen percent (15%) of such excess amount (the "Excess Amount") to the Buyer. The Buyer's claim for the Excess Amount hereunder shall constitute a claim under
Section 2.7(c)(iii). In the event the Sellers do not immediately remit the Excess Amount and the Buyer seeks payment of such Excess Amount pursuant to the Escrow A Agreement, the Sellers shall not dispute under Section 6 of the Escrow A Agreement the Buyer's claim for such Excess Amount."

         13. The following definition is hereby added to Section 1.1 of the Purchase Agreement:

    "Escrow E Agreement" shall mean the Escrow Agreement described in Section 2.7(g) to be dated as of the Closing Date, by and among the Sellers, the Buyer, Chicago Theater Company, Ernst & Young Inc., in its capacity as court appointed interim receiver of certain assets of Livent, and the Escrow Agent, in form and substance reasonably satisfactory to the Sellers, the Buyer and DRVS.

         14. Section 9.6 of the Purchase Agreement is hereby deleted in its entirety.

         15. Section 2.7(g) is hereby added to the Purchase Agreement as follows:

    SECTION 2.7 PAYMENT OF PURCHASE PRICE.

              "(g) At the Closing, the Buyer shall cause $400,000 out of the Estimated Purchase Price to be paid to the Escrow Agent pursuant to the Escrow E Agreement. Said funds, together with any interest thereon, shall be referred to as the

    "Escrow E Funds". The Escrow E Funds shall be available until the certificate of completion or Certificate (as referenced and defined in Section 4.13 of the Redevelopment Agreement) for the Chicago Theater (the "Chicago Certificate") has been issued. The Buyer shall be entitled to draw against the Escrow E Funds, pursuant to and subject to the terms, provisions and conditions of the Escrow E Agreement, to satisfy certain expenditures incurred by Chicago Theater Company to obtain the Chicago Certificate, as more particularly set forth in the Escrow E Agreement. Upon termination of the Escrow E Agreement, all Escrow E Funds which have not been drawn or subject to a claim or demand by Chicago Theater Company in accordance with the Escrow E Agreement shall be paid by the Escrow Agent to an account designated by Livent U.S. on behalf of the Sellers in writing, by wire transfer in immediately available funds in accordance with the Escrow E Agreement."

         16. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such state are superseded by the U.S. Bankruptcy Code.

         17. Except as expressly amended herein, all terms of the Purchase Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Asset Purchase Agreement as of the date first above written.


                                       LIVENT INC.


                                       By: /s/ Robert B. Webster
                                          --------------------------------------
                                          Name:  Robert B. Webster
                                          Title: Chief Executive Officer


                                       LIVENT INTERNATIONAL INC.


                                       By: /s/ Daniel D. Brambilla
                                          --------------------------------------
                                          Name:  Daniel D. Brambilla
                                          Title: Vice President and Assistant
                                                 Secretary


                                       LIVENT (U.S.) INC.


                                       By: /s/ Robert B. Webster
                                          --------------------------------------
                                          Name:  Robert B. Webster
                                          Title: Chief Executive Officer


                                       LIVENT REALTY (NEW YORK) INC.


                                       By: /s/ Robert B. Webster
                                          --------------------------------------
                                          Name:  Robert B. Webster
                                          Title: Chief Executive Officer


                                       LIVENT REALTY (CHICAGO) INC.


                                       By: /s/ Robert B. Webster
                                          --------------------------------------
                                          Name:  Robert B. Webster
                                          Title: Chief Executive Officer


                                       SFX ENTERTAINMENT, INC.


                                       By: /s/ Richard A. Liese
                                          --------------------------------------
                                          Name:  Richard A. Liese
                                          Title: Senior Vice President

                                       ERNST & YOUNG, INC.

                                       in its capacity as court appointed
                                       interim receiver of certain assets
                                       of Livent Inc.

                                       By: /s/ Stuart Clinton
                                          --------------------------------------
                                          Name:  Stuart Clinton
                                          Title: Senior Vice President